EXHIBIT 5.01

October 7, 2003

Interwoven, Inc.

803 11th Avenue

Sunnyvale, California 94089

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4, File No. 333-108262 (the “Registration Statement”) filed by you with the Securities and Exchange Commission (the “Commission”) on or about October 7, 2003, as amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 58,700,775 shares of your Common Stock (the “Stock”) pursuant to the terms of an Agreement and Plan of Merger dated as of August 6, 2003 (the “Merger Agreement”) by and among Interwoven, Inc., a Delaware corporation (“Interwoven”), iManage, Inc., a Delaware corporation (“iManage”), and Mahogany Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Interwoven.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	Interwoven’s currently effective Third Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on October 14, 1999, and the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 12, 2000;

(2)	the form of Fifth Amended and Restated Certificate of Incorporation of Interwoven, filed as Exhibit 3.03 to the Registration Statement, which is currently subject to the approval of Interwoven’s stockholders;

(3)	Interwoven’s currently effective Amended and Restated Bylaws;

(4)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

(5)	the prospectus prepared in connection with the Registration Statement, together with the annexes thereto (the “Prospectus”);

Interwoven, Inc.

October 7, 2003

(6)	all actions, consents and minutes of meetings of, the Company’s incorporator, Board of Directors and stockholders, which are contained in the minute book of the Company in our possession, as well as the minutes of meetings of Interwoven’s Board of Directors approving the Merger Agreement, the issuance of the Stock and the filing of the Registration Statement;

(7)	a verification from Interwoven’s transfer agent dated of even date herewith verifying the number of Interwoven’s issued and outstanding shares of capital stock as of October 6, 2003;

(8)	a statement from Interwoven as of the date hereof as to the number of (i) outstanding options, warrants and rights to purchase Interwoven Common Stock and (ii) any additional shares of Interwoven Common Stock reserved for future issuance in connection with Interwoven stock option and purchase plans and all other plans, agreements or rights; and

(9)	a Management Certificate addressed to us and dated of even date herewith executed by Interwoven containing certain factual and other representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, and the legal capacity of all persons or entities executing the same. We have also assumed that the certificates representing the Stock have been, or when issued will be, properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, it is our opinion that the shares of Stock to be issued, sold and delivered by you pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

Interwoven, Inc.

October 7, 2003

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for your use in connection with the above issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP